                                                                     EXHIBIT 4.1

Kemper Investors Life Insurance Company
A Stock Life Insurance Company                                     [LOGO]
Long Grove, Illinois 60049-0001                                    ZURICH
                                                                   KEMPER


RIGHT TO CANCEL - FREE LOOK PROVISION - At any time within 10 days of receiving this Certificate you may return it to Us or to the agent through whom it was purchased. All Purchase Payments allocated to the Guarantee Periods plus the Fixed Account plus the Separate Account Certificate Value computed at the end of the valuation period following our receipt of this Certificate will then be refunded within ten days, after deduction of any applicable Purchase Payment Bonus and the interest and investment experience related to any Purchase Payment bonus.

We agree to pay an Annuity to the Annuitant provided the Annuitant is living and this Certificate is in force on the Annuity Date.

We further agree to pay the death benefit prior to the Annuity Date upon the death of the Certificate Owner or, in certain circumstances, the death of the Annuitant. Payment will be made upon our receipt of due proof of death and the return of this Certificate.

This Certificate is issued in consideration of the attached application and payment of the initial Purchase Payment.

The provisions on this cover and the pages that follow are part of this Certificate.

Signed for Kemper Investors Life Insurance Company at its home office, in Long Grove, Illinois.

          /s/ Debra P. Rezabek                    /s/ Gale K. Caruso

               Secretary                               President

GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY CERTIFICATE.

This Certificate is issued pursuant to the terms of the Master Policy number K1001 issued by Kemper Investors Life Insurance Company to the Group Annuity Trust II, called the Master Policyholder.

NON-PARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CERTIFICATE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. WITHDRAWALS AND TRANSFERS FROM THE GUARANTEED PERIOD VALUE BEFORE THE END OF THE GUARANTEED PERIOD ARE SUBJECT TO A MARKET VALUE ADJUSTMENT.

This is a legal Certificate between the Certificate Owner and Kemper Investors Life Insurance Company.

READ YOUR CERTIFICATE CAREFULLY.

Policy Form No. L-8697

L-8697

                                     INDEX

                                                                      Page


ANNUITY OPTION TABLE                                       Follows Page 20

ANNUITY PERIOD PROVISIONS                                            16-20

     Election of Annuity Option                                      16-20
     Annuity Options                                                    17
     Transfers During the Annuity Period                             19-20

APPLICATION                                      Follows Contract Schedule

CERTIFICATE SCHEDULE                                         Follows Index

DEATH BENEFIT PROVISIONS                                             15-16

     Amount Payable Upon Death                                          15
     Payment Of Death Benefits                                       15-16


DEFINITIONS                                                            5-7

ENDORSEMENTS, if any                          Follows Annuity Option Table


FIXED ACCOUNT PROVISIONS                                              9-10

     Fixed Account                                                    9-10
     Fixed Account Certificate Value                                  9-10


GENERAL PROVISIONS                                                     7-8

     The Entire Contract                                                 7
     Incontestability                                                    7
     Assignment                                                          7
     Reports                                                             7
     Premium Taxes                                                       8

GUARANTEE PERIOD PROVISIONS                                             10

     Guarantee Period Value                                             10

OWNERSHIP PROVISIONS                                                   8-9

     Owner of Certificate                                                8
     Change of Ownership                                                 8
     Beneficiary                                                       8-9

PURCHASE PAYMENT PROVISIONS                                              9

     Initial Purchase Payments                                           9
     Purchase Payment Limitations                                        9

TRANSFER AND WITHDRAWAL PROVISIONS                                   13-15

     Transfer During The Accumulation Period                            13
     Withdrawals During The Accumulation Period                         14
     Transfer and Withdrawal Procedures                              14-15

VARIABLE ACCOUNT PROVISIONS                                          11-12

     Separate Account                                                   11
     Liabilities of Separate Account                                    11
     Subaccounts                                                        11
     Rights Reserved By The Company                                     11
     Accumulation Unit Value                                            12

                             CERTIFICATE SCHEDULE

DESCRIPTION OF PLAN: GROUP FLEXIBLE PREMIUM MODIFIED
                     GUARANTEED, FIXED AND VARIABLE DEFERRED
                     ANNUITY

THE CERTIFICATE OWNER(S), BENEFICIARY(IES) AND ANNUITY DATE ARE AS STATED IN HE APPLICATION FOR THIS CERTIFICATE UNLESS SUBSEQUENTLY
CHANGED IN ACCORDANCE WITH THE CERTIFICATE PROVISIONS.

GUARANTEED PERIODS AVAILABLE ON ISSUE DATE:
          [1 THROUGH 10] YEARS

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
 SUBACCOUNTS AVAILABLE ON ISSUE DATE:
[KEMPER MONEY MARKET
KEMPER GOVT. SECURITIES
KEMPER HIGH YIELD
KEMPER TOTAL RETURN
KEMPER GROWTH
KEMPER SMALL CAP GROWTH
KEMPER INVESTMENT GRADE BOND
KEMPER TECHNOLOGY
SCUDDER BOND
SCUDDER CAPITAL GROWTH
SCUDDER INTERNATIONAL
JANUS ASPEN GROWTH
JANUS ASPEN BALANCED
JANUS ASPEN AGGRESSIVE GROWTH
JANUS ASPEN WORLDWIDE GROWTH
FIDELITY VIP II INDEX 500
FIDELITY VIP EQUITY-INCOME
FIDELITY VIP GROWTH
FIDELITY VIP II CONTRAFUND
ALGER AMERICAN GROWTH
ALGER AMERICAN SMALL CAP
ALGER MID-CAP
AMERICAN CENTURY INCOME & GROWTH
AMERICAN CENTURY VALUE
J.P. MORGAN SMALL COMPANY
DREYFUS SOCIALLY RESPONSIBLE GROWTH
WARBURG PINCUS EMERGING MARKETS]

8697                                                                      PAGE 2

                             CERTIFICATE SCHEDULE

CERTIFICATE NUMBER: K00008697                   ISSUE DATE: JANUARY 1, 2001

ANNUITANT: JOHN Q PUBLIC

SEX: MALE                                       ISSUE AGE: 55

MAXIMUM ANNUITIZATION AGE: [95]

QUALIFIED OR NONQUALIFIED TYPE: QUALIFIED

MINIMUM INITIAL PURCHASE PAYMENT:                           [$10,000
MINIMUM SUBSEQUENT PURCHASE PAYMENT:                         $100
MAXIMUM PURCHASE PAYMENTS PER CERTIFICATE YEAR:              $1,000,000]

INITIAL PURCHASE PAYMENT RECEIVED:   $10,000

PURCHASE PAYMENT BONUS:
     CERTIFICATE YEARS 1 - 15        [4%]
     CERTIFICATE YEARS 16 AND LATER  [0%]

SEPARATE ACCOUNT CHARGES:
     DEDUCTED DAILY FROM THE SUBACCOUNTS
     MORTALITY AND EXPENSE RISK CHARGE:
          CERTIFICATE YEARS 1 - 15                [1.50% ANNUALLY]
          CERTIFICATE YEARS 16 AND LATER          [1.25% ANNUALLY]

[RECORD MAINTENANCE CHARGE:
WE WILL ASSESS A RECORDS MAINTENANCE CHARGE AT THE END OF EACH CALENDAR QUARTER IN WHICH YOU PARTICIPATE IN THE SEPARATE ACCOUNT, UPON A FULL WITHDRAWAL, AND ON THE ANNUITY DATE. THIS CHARGE WILL NOT BE ASSESSED AFTER THE ANNUITY DATE. THIS CHARGE WILL BE DEDUCTED ON A PROPORTIONAL BASIS FROM AMOUNTS ALLOCATED TO THE SUBACCOUNTS. TO THE EXTENT NEEDED, IT WILL BE DEDUCTED FROM THE GUARANTEE PERIODS. WE RESERVE THE RIGHT TO MAKE THIS DEDUCTION FROM THE FIXED ACCOUNT. THE AMOUNT OF THIS CHARGE WILL DEPEND ON THE AMOUNT OF THE CERTIFICATE VALUE ON THE DATE THE CHARGE IS MADE:
               AMOUNT OF                       RECORDS MAINTENANCE
               CERTIFICATE VALUE               CHARGE
               LESS THAN $25,000               $7.50
               $25,000 TO $49,999.99           $3.75
               $50,000 AND OVER                NONE]

[TRANSFER CHARGE:
WE RESERVE THE RIGHT TO CHARGE $10 FOR EACH TRANSFER IN EXCESS OF 12 IN A CERTIFICATE YEAR.]

8697                                                                      PAGE 3

                             CERTIFICATE SCHEDULE

INITIAL                               INITIAL INTEREST        ALLOCATION
ALLOCATIONS                           RATE*                   PERCENTAGES

[JANUS ASPEN WORLDWIDE GROWTH         N/A                     20%
FIDELITY VIP II INDEX 500             N/A                     20%
FIDELITY VIP GROWTH                   N/A                     20%
5 YEAR GUARANTEE PERIOD               7.00%                   20%
10 YEAR GUARANTEE PERIOD              7.50%                   20%]

* STATED AS AN ANNUAL EFFECTIVE RATE. N/A INDICATES THAT AN INTEREST RATE IS NOT APPLICABLE AS THERE IS NO GUARANTEED RATE FOR A VARIABLE SUBACCOUNT.

MARKET VALUE ADJUSTMENT FORMULA:

[THIS ADJUSTMENT IS MADE FOR AMOUNTS TRANSFERRED OR WITHDRAWN BEFORE THE END OF A GUARANTEE PERIOD. THE ADJUSTMENT MAY BE POSITIVE OR NEGATIVE BUT THE DEDUCTION IS NEVER MORE THAN THE AMOUNT TRANSFERRED OR WITHDRAWN. THE MARKET VALUE ADJUSTMENT IS SUBTRACTED FROM THE AMOUNT THAT IS TRANSFERRED OR WITHDRAWN FROM THE GUARANTEE PERIOD.

THE MARKET VALUE ADJUSTMENT IS THE PRODUCT OF (1), (2), (3) AND (4) WHERE:

(1) = .075

(2) = THE NUMBER OF MONTHS REMAINING IN THE GUARANTEE PERIOD

(3) = THE INTEREST RATE BEING GUARANTEED ON NEW ALLOCATIONS TO A GUARANTEE PERIOD WITH THE PERIOD EQUAL TO THE GUARANTEE PERIOD LESS THE RATE GUARANTEED ON THE MONEY BEING WITHDRAWN OR TRANSFERRED.

(4) = THE AMOUNT WITHDRAWN OR TRANSFERRED.]

8697                                                                      PAGE 4

                             CERTIFICATE SCHEDULE

FIXED ACCOUNT: INTEREST RATES STATED AS ANNUAL RATES

     INITIAL FIXED ACCOUNT INTEREST RATE:                               5%

     THE INITIAL FIXED ACCOUNT INTEREST RATE APPLIES TO THE INITIAL PURCHASE PAYMENT AND IS GUARANTEED ON THE INITIAL PURCHASE PAYMENT THROUGH THE CALENDAR MONTH IN WHICH THE INITIAL PURCHASE PAYMENT IS RECEIVED AND FOR 12 CALENDAR MONTHS THEREAFTER.

     SUBSEQUENT FIXED ACCOUNT INTEREST GUARANTEE PERIOD - ONE CALENDAR YEAR

MINIMUM GUARANTEED FIXED ACCOUNT INTEREST RATE:                         3%

--------------------------------------------------------------------------------
        CERTIFICATE YEARS ELAPSED SINCE
            PURCHASE PAYMENTS WERE
            RECEIVED BY THE COMPANY                     RATE
--------------------------------------------------------------------------------
                     FIRST                              8%
--------------------------------------------------------------------------------
                    SECOND                              8%
--------------------------------------------------------------------------------
                     THIRD                              7%
--------------------------------------------------------------------------------
                    FOURTH                              6%
--------------------------------------------------------------------------------
                     FIFTH                              5%
--------------------------------------------------------------------------------
                     SIXTH                              4%
--------------------------------------------------------------------------------
                    SEVENTH                             3%
--------------------------------------------------------------------------------
                    EIGHTH                              2%
--------------------------------------------------------------------------------
                 NINTH & LATER                          0%
--------------------------------------------------------------------------------

UP TO 10% OF THE CERTIFICATE VALUE LESS DEBT MAY BE WITHDRAWN AS A PARTIAL FREE WITHDRAWAL EACH CERTIFICATE YEAR. CHARGES ARE APPLIED TO PURCHASE PAYMENTS, ANY PURCHASE PAYMENT BONUS AND ALL RELATED ACCUMULATIONS FOR ANY WITHDRAWAL IN EXCESS OF THE 10% PARTIAL FREE WITHDRAWAL. CHARGES START AT 8% IN THE CERTIFICATE YEAR IN WHICH THE PURCHASE PAYMENT WAS RECEIVED AND THEN FOLLOW THE SCHEDULE ABOVE.

8697                                                                    PAGE 4.1

DEFINITIONS         Accumulation Period: The period between the Issue Date and the Annuity Date.

                    Accumulation Unit: An accounting unit of measure used to calculate the value of each Subaccount.

                    Age: The attained age of the Annuitant.

                    Annuitant: The person named in the application during whose lifetime the Annuity is to be paid. When two people are named as Joint Annuitants the term "Annuitant" means the Joint Annuitants or the survivor. Under Qualified Plans, only the spouse may be named as Joint Annuitant. You may not change the person(s) named as the Annuitant.

                    Annuity: A series of payments paid in accordance with this Certificate which begins on the Annuity Date.

                    Annuity Date: The date on which this Certificate matures and Annuity payments begin. It must be at least one year from the Issue Date and no later than the maximum age at annuitization as stated on the Certificate Schedule, unless otherwise agreed. The Annuity Date can be changed, but not beyond the maximum age.

                    Annuity Period: This is the period that starts on the Annuity Date.

                    Annuity Unit: An accounting unit of measure used to calculate the amount of Variable Annuity payments after the first Annuity payment.

                    Certificate: An individual Certificate which We issue to You as evidence of the rights and benefits under the Master Policy.

                    Certificate Owner: See "You, Your, Yours" below.

                    Certificate Value: The sum of the Fixed Account Certificate Value plus the Separate Account Certificate Value plus the Guarantee Period Value.

                    Certificate Year: A one-year period starting on the Issue Date and successive Certificate anniversaries.

                    Fixed Account: Our assets other than those allocated to the Separate Account or any other Separate Account under which We guarantee a fixed rate of return.

                    Fixed Account Certificate Value: The Fixed Account Certificate Value is the value of amounts allocated under this Certificate to the Fixed Account.

                    Fixed Annuity: An Annuity payment that does not vary with investment performance.

                    Fund: An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

                    Guarantee Period: A period of time during which an amount is to be credited with a guaranteed interest rate, subject to a Market Value Adjustment prior to the end of the Guarantee Period. The Guarantee Periods initially offered are stated on the Certificate Schedule.

                    Guarantee Period Value: The (1) Purchase Payment allocated or the amount transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals and transfers adjusted for (4) any applicable Market Value Adjustment previously made. There is a $5,000 minimum on the sum of Purchase Payments and amounts transferred to any Guarantee Period Value.

                    Issue Date: The Issue Date is stated on the Certificate Schedule. It is the date Your initial Purchase Payment is available for use and Your application has bean accepted by Us. It is also the date on which Your Purchase Payment begins to be credited with interest and/or investment experience.

L-8697                                                                    Page 5

L-8697                                                                    Page 6

                         Market Adjusted Value: A Guarantee Period Value adjusted by the Market Value Adjustment formula prior to the end of a Guarantee Period.

                         Market Value Adjustment: An adjustment of Guarantee Period Values in accordance with the Market Value Adjustment formula prior to the end of the Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The Market Value Adjustment formula is stated on the Certificate Schedule.

                         Mortality and Expense Risk Charge: A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value. It is for Our assumption of mortality risks and expense guarantees. The charge is shown on the Certificate Schedule.

                         Nonqualified: This Certificate issued to other than a Qualified Plan.

                         Purchase Payments: The dollar amount We receive in U.S. currency to buy the benefits this Certificate provides.

                         Qualified Plan: A Certificate issued under a retirement plan which qualifies for favorable income tax treatment under Section 401, 403, 408 or 457 of the Internal Revenue Code as amended.

                         If this Certificate is issued under a Qualified Plan additional provisions may apply. The rider or amendment to this Certificate used to qualify it under the applicable section of the Internal Revenue Code will indicate the extent of change in the provisions.

                         Records Maintenance Charge: A charge assessed against Your Certificate as specified on the Certificate Schedule. We reserve the right to make this charge against the Fixed Account Certificate Value or the Guarantee Period Value.

                         Received: Received by Kemper Investors Life Insurance Company at its home office.

                         Separate Account: A unit investment trust registered with the Securities and Exchange Commission under the Investment Act of 1940 known as the KILICO Variable Annuity Separate Account.

                         Separate Account Certificate Value: The sum of the Subaccount Values of this Certificate on the Valuation Date.

                         Subaccounts: The Separate Account has Subaccounts. The Subaccounts initially available are stated on the Certificate Schedule.

                         Subaccount Value: The value of each Subaccount calculated separately according to the formulas stated in this Certificate

                         Valuation Date: Each business day that applicable law requires that We value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

                         Valuation Period: The period that starts at the close of a Valuation Date and ends at the close of business the next succeeding Valuation Date.

                         Variable Annuity: An Annuity payment which varies as to dollar amount because of Subaccount investment experience.

                         We, Our, Us: Kemper Investors Life Insurance Company, Long Grove, Illinois.

                              You, Your, Yours: The party(ies) named as
                              Certificate Owner in the application unless later changed as provided in this Certificate. (See Change of Ownership.) The Certificate Owner is the Annuitant unless a different Contract Owner is named in the application. Under a Nonqualified Annuity when more than one person is named as Certificate Owner, the terms "You", "Your" means Joint Certificate Owners. The Certificate Owner may be changed during the lifetime of the Certificate Owner and the Annuitant. The Certificate Owner, prior to the Annuity Date or any distribution of any death benefit, has the exclusive right to exercise every option and right conferred by this Certificate.

GENERAL PROVISIONS

The Entire Contract           The Certificate, any application attached to the
                              Certificate, and any endorsements constitute the entire contract between the parties.

                              All statements made in the application are deemed representations and not warranties. No statement will void this Certificate or be used as a defense of a claim unless it is contained in the application.

Modification of Certificate   Only our President, Secretary and Assistant
                              Secretaries have the power to approve a change or waive any provision of this Certificate. Any such modification must be in writing. No agent or person other than the officers named has the.
                              authority to change or waive the provisions of this Certificate.

                              Upon notice to You or the payees during the Annuity Period, this Certificate may be modified by Us as is necessary to comply with any law or regulation issued by a governmental agency to which We or the Separate Account is subject or as is necessary to assure continued qualification of this Certificate under the Internal Revenue Code or other laws relating to retirement plans or Annuities or as otherwise may be in Your best interest. In the event of a modification, We may make appropriate endorsement to this Certificate and We will obtain all required regulatory approvals.

Incontestability              This Certificate is incontestable from the Issue
                              Date.

Change of Annuity Date        You may write to Us prior to distribution of a
                              death benefit or the first Annuity payment date and request a change of the Annuity Date.

Assignment                    No assignment under this Certificate is binding
                              unless We receive it in writing. We assume no responsibility for the validity or sufficiency of any assignment. Once filed, Your rights, the Annuitant's rights and the beneficiary's rights are subject to the assignment. Any claim is subject to proof of interest of the assignee.

Due Proof of Death            We must receive proof upon Your death or that of
                              the Annuitant when a death benefit is payable. The death benefit will be paid within 2 months after the receipt of such proof.

Reserves, Certificate Values  All reserves are equal to or greater than those
and Death Benefits            required by statute. Any available Certificate
                              Value and death benefit will not be less than the minimum benefit required by the statutes of the state in which this Certificate is delivered:


Non-Participating             This Certificate does not pay dividends. It will
                              not share in Our surplus earnings.

Reports At least once each Certificate Year We will send You a statement showing Purchase Payments received, interest credited, investment experience, and charges made since the last report, as well as any other information required by statute.


L-8697                                                                    Page 7

L-8697                                                                    Page 8

Premium Taxes                 We will make a deduction for state premium taxes
                              in certain situations. On any Certificate subject to premium tax, as provided under applicable law, the tax will be deducted from: a. The Purchase
                              Payments when We receive them; b. the Certificate
                              Value upon total withdrawal; or c. from the total
                              Certificate Value applied to an Annuity option at the time Annuity payments start.

Determination                 The method of determination by Us of the
Of Values                     investment experience factor, the number and value
                              of Accumulation Units, and the number and value of Annuity Units shall be conclusive upon You, any payee, and any beneficiary.

Governing Law                 This Certificate will be governed by the laws of
                              the jurisdiction where the Certificate is delivered and interpreted under the laws of Illinois.

Creditors                     The proceeds of this Certificate and any payment
                              under an Annuity option will be exempt from the claim of creditors and from legal process to the extent permitted by law.

OWNERSHIP PROVISIONS

Owner of Certificate          The Annuitant is You unless otherwise provided in
                              the application.

                              Before the Annuity Date or any distribution of death benefit, You have the right to cancel or amend this Certificate if We agree. You may exercise every option and right conferred by this Certificate. The Joint Certificate Owners must agree to any change if more than one Certificate Owner is named.

Change of Ownership           You may change the Certificate Owner by written
                              request at any time while You and the Annuitant are alive. You must furnish information sufficient to clearly identify the new Certificate Owner to Us. The change is subject to any existing assignment of this Certificate. When We record the effective date of the change, it will be the date
                              We received the notice except for action taken by Us prior to receiving the request. Any change is subject to the payment of any proceeds. We may require You to return this Certificate to us for endorsement of a change.

Beneficiary Designation       The application for this Certificate shows the
and Change of Beneficiary     original beneficiary. You may change the
                              beneficiary if You send Us a written notice in a form acceptable to Us. Changes are subject to the following conditions:

                              1. The change must be filed while the Annuitant is alive;

                              2. This Certificate must be in force at the time You file a change;

                              3. Such change must not be prohibited by the terms of an existing assignment, beneficiary designation or other restriction;

                              4. Such change will take effect when We receive it;

                              5. After We receive the change, it will take effect on the date we received the change form. However, action taken by Us before the change form was received will remain in effect; and

                              6.   The request for change must provide
                                   information sufficient to identify the new beneficiary.

                              We may require You to return this Certificate for endorsement of a change.

Death of Beneficiary          The interest of a beneficiary who dies before the
                              distribution of the death benefit will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives or is named, the distribution will be made to Your estate when You die, or to the estate of the Annuitant upon the death of the Annuitant if You are not also the Annuitant. If a beneficiary dies within ten days of the date of Your death, the death benefit will be paid as if You had survived the beneficiary. If a beneficiary dies within ten days of the death of the Annuitant and You are not the Annuitant, We will pay the death benefit as if the Annuitant survived the beneficiary. If You, the Annuitant, and the beneficiary die simultaneously, We will pay the death benefit as if You had survived the Annuitant and the beneficiary.

PURCHASE PAYMENT PROVISIONS

Initial Purchase Payment      The minimum initial Purchase Payment is shown on
                              the Certificate Schedule.

Purchase Payment              The minimum and maximum Purchase Payments that may
Limitations                   be made are shown on the Certificate Schedule. We
                              reserve the right to waive or modify these limits and to not accept any Purchase Payment.

                              Subsequent Purchase Payments will be allocated according to Your most recent instructions at the time We receive Your Purchase Payment.

Place of Payment              All Purchase Payments under this Certificate must
                              be paid to Us at our home office or such other location as We may select. We will notify You and any other interested parties in writing of such other locations. Purchase Payments received by an agent will begin earning interest after We receive it.

Purchase Payment              Subject to the limitations shown below, Purchase
Bonus                         Payments will be increased by the Purchase
                              Payment bonus shown on the Certificate Schedule before being allocated to the various accounts of this Certificate.

                              We reserve the right to not increase a Purchase Payment by the Purchase Payment bonus in the following situations.

                              1. If at the time the Purchase Payment is made the sum of Purchase Payments, partial withdrawals and loans made under this Certificate exceeds the sum of Purchase Payments and loan repayments, or
                              2. The Purchase Payment arises from the transfer of money from any other Life Insurance or Annuity contract.

FIXED ACCOUNT PROVISIONS

Fixed Account                 The Fixed Account Certificate Value is increased
Certificate Value             by: 1. Your Purchase Payment allocated to the
                              Fixed Account; 2. amounts transferred from a
                              Guarantee Period or Subaccount to the Fixed
                              Account at Your request; and 3. the interest
                              credited to amounts so allocated or transferred.
                              Transfers, charges, and withdrawals from the Fixed
                              Account reduce the Fixed Account Certificate
                              Value.

                              Fixed Account interest rates are credited for certain periods of time referred to as Fixed Account interest rate periods. An initial Fixed Account interest rate period runs from the date We receive each Purchase Payment through the end of the calendar month in which that Purchase Payment is received and for 12 calendar months thereafter. The initial Fixed Account interest rate for the initial Purchase Payment is shown on the Certificate Schedule. We will declare an initial fixed Account interest rate for each subsequent Purchase Payment when that Purchase Payment is received. For each Purchase Payment, a subsequent Fixed Account interest rate period begins immediately after the initial Fixed Account interest rate periods are in effect for periods of 12 calendar months immediately following the end of each previous subsequent Fixed Account rate period. We will declare an interest rate applicable to each Purchase Payment for each subsequent Fixed Account interest rate periods.

L-8697                                                                    Page 9

L-8697                                                                   Page 10

                              We reserve the right to declare the Fixed Account current interest rate(s) based upon: the Issue Date; the date We receive a Purchase Payment, or the date of account transfer.

                              We calculate the interest credited to the Fixed Account by compounding daily, at daily interest rates, rates which would produce at the end of a Certificate Year a result identical to the one produced by applying an annual interest rate.

                              The minimum guaranteed Fixed Account interest rate is 3.00% per year.

GUARANTEE PERIOD PROVISIONS

Guarantee Period              We hold all amounts allocated to a Guarantee
                              Period in a non-unitized Separate Account. The assets of this Separate Account equal to the reserves and other liabilities of this Separate
                              Account will not be charged with liabilities arising out of any other business we may conduct.
                              The initial Guarantee Periods available under this Certificate are shown on the Certificate Schedule.

Guarantee Period Value        On any Valuation Date, the Guarantee Period Value
                              includes:
                              1.   your Purchase Payments or transfers allocated
                                   to the Guarantee Period; plus
                              2.   interest credited; minus
                              3.   withdrawals and transfers; minus
                              4.   any applicable portion of the Records
                                   Maintenance Charge and charges for other benefits; adjusted for
                              5.   any applicable Market Value Adjustment
                                   previously made.

                              The Guarantee Period(s) initially elected and the interest rate(s) initially credited are shown on the Certificate Schedule. The initial interest rate credited to subsequent Purchase Payments will be declared at the time the payment is received.

                              At the end of a Guarantee Period, the Guarantee Period Value will be transferred to a money market Subaccount unless You tell Us to do otherwise.

Accumulated Guarantee         On any Valuation Date, the Accumulated Guarantee
Period Value                  Period Value is the sum of the Guarantee Period
                              Values. At any time during the Accumulation
                              Period, the Accumulated Guarantee Period Value may be allocated to more than one Guarantee Period with Our agreement.

                              We calculate the interest credited to the Guarantee Period Value by compounding daily, at daily interest rates, rates which would produce at the end of a Certificate Year a result identical to the one produced by applying an annual interest rate.

Market Value Adjustment       The Market Value Adjustment formula is stated on
                              the Certificate Schedule. This formula is applicable for both an upward or downward adjustment to a Guarantee Period Value when, prior to the end of a Guarantee Period, such value is:

                              1.   taken as a total or partial withdrawal;
                              2.   applied to purchase an Annuity; or
                              3. transferred to another Guarantee Period, the Fixed Account or a Subaccount.

VARIABLE ACCOUNT PROVISIONS

Separate Account              The variable benefits under this Certificate are
                              provided through the KILICO Variable Annuity
                              Separate Account. This is called the Separate
                              Account. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by us into which a portion of the company's assets have been allocated for this Certificate and may be allocated for certain other
                              Certificates.

Liabilities of Separate       The assets equal to the reserves and other
Account                       liabilities of the Separate Account will not be
                              charged with liabilities arising out of any other business We may conduct. We will value the assets of the Separate Account on each Valuation Date.

Separate Account              On any Valuation Date the Separate Account
Certificate Value             Certificate Value is the sum of its Subaccount
                              values.

Subaccounts                   The Separate Account consists of Subaccounts. The
                              initial Subaccounts available under this
                              Certificate are shown on the Certificate Schedule.
                              We may, from time to time, combine or remove
                              Subaccounts in the Separate Account and establish additional Subaccounts of the Separate Account. In such event We may permit You to select other
                              Subaccounts under this Certificate. However, the right to select any other Subaccount is limited by the terms and conditions We may impose on such transactions.

Fund Each Subaccount of the Separate Account will buy shares of a separate series of a Fund. Each Fund is registered under the Investment Company Act of 1940 as an open-end management investment company. Each series of a Fund represents a separate investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

                              If We establish additional Subaccounts each new Subaccount will invest in a new series of a Fund or in shares of another investment company. We may also substitute other investment companies.

Rights Reserved by the        We reserve the right, subject to compliance with
Company                       the current law or as it may be changed in the
                              future:

                              1. To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                              2. To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

                              3. To transfer any assets in any Subaccount to another Subaccount or to one or more separate accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account;

                              4. To delete the shares of any of the portfolios of a Fund or any other open-end investment company and to substitute, for the Fund shares held in any Subaccount, the shares of another portfolio of a Fund or the shares of another investment company or any other investment permitted by law; and

                              5. To change the way We assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the Funds in connection with this Certificate.

                              When required by law, We will obtain Your approval of such changes and the approval of any regulatory authority.


L-8697                                                                   Page 11

L-8697                                                                   Page 12

Accumulation Unit Value       Each Subaccount has an Accumulation Unit Value.
                              When Purchase Payments or other amounts are allocated to a Subaccount, a number of units are purchased based on the Accumulation Unit Value of the Subaccount at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

                              The value of a Subaccount on any Valuation Date is the number of units held in the Subaccount times the Accumulation Unit Value on that Valuation Date.

                              The Accumulation Unit Value for each subsequent Valuation Period is the investment experience factor for that period multiplied by the Accumulation Unit Value for the period immediately preceding. Each Valuation Period has a single Accumulation Unit Value that is applied to each day in the period. The number of Accumulation Units will not change as a result of investment experience.

Investment Experience         Each Subaccount has its own investment experience
Factor                        factor. The Company investment experience of the
                              Separate Account is calculated by applying the investment experience factor to the value in each Subaccount during a Valuation Period.

                              The investment experience factor of a Subaccount for a Valuation Period is determined by dividing
                              1. by 2. and subtracting 3. from the result, where:

                              1. is the net result of;

                              a. the net asset value per share of the investment held in the Subaccount determined at the end of the current Valuation Period; plus

                              b. the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                              c. a charge or credit for taxes reserved for the current Valuation Period which We determine resulted from the investment operations of the Subaccount.

                              2. is the net asset value per share of the investment held in the Subaccount, determined at the end of the last Valuation Period.

                              3. is the factor representing the sum of the Separate Account charges stated on the Certificate Schedule for the number of days in the Valuation Period.

TRANSFER AND WITHDRAWAL PROVISIONS

Transfers During the          You may direct the following transfers;
Accumulation Period

                              1. All or part of the Separate Account Certificate Value or a Guarantee Period Value may be transferred to the Fixed Account or to another Subaccount or Guarantee Period. We will allow the first transfer at the end of the free look period.

                              2. During the thirty days that follow a
                              Certificate Year Anniversary or the thirty day period that follows the date You receive an annual report, if later, all or part of the Fixed Account Certificate Value, less debt, may be transferred to one or more Subaccounts or to one or more Guarantee Periods.

                              Transfers will also be subject to the following conditions:

                              1. The minimum amount which may be transferred is $500 or if smaller, the remaining value in the Fixed Account, Subaccount or a Guarantee Period.

                              2. No partial transfer will be made if the remaining Certificate Value of the Fixed Account or any Subaccount will be less than $500 or any Guarantee Period less than $5,000 unless the transfer will eliminate Your interest in such account;

                              3. No transfer may be made within seven calendar days of the date on which the first annuity payment is due;

                              4. You may request an additional transfer from the Fixed Account to one or more Subaccounts or to a Guarantee Period during the thirty day period before the date on which the first Annuity payment is due. Such transfer must become effective no later that the seventh calendar day before such due date;

                              5. When You request a transfer from the Fixed Account to a Subaccount or to a Guarantee Period, We will limit the amount that can be transferred to the amount which exceeds 125% of any debt and a withdrawal charge, if any, applicable to the total Fixed Account Certificate Value.

                              We will transfer amounts bought by Purchase
                              Payments and all related accumulation received in a given Certificate Year, in the chronological order We received them.

                              We reserve the right to charge for transfers as described on the Certificate Schedule.

                              Any transfer request from the Certificate Owner or other authorized person must clearly specify: 1. the amount which is to be transferred; and 2. the names of the accounts which are affected. We will only honor a telephone transfer request if a properly executed telephone transfer authorization is on file with Us. Such request for a transfer must comply with the conditions of the authorization.

                              We reserve the right at any time and without notice to any party, to terminate, suspend, or modify these transfer rights.


L-8697                                                                   Page 13

L-8697                                                                   Page 14

Withdrawals During the        During the Accumulation Period, You may withdraw
Accumulation Period           all or part of the Certificate Value reduced by
                              any applicable premium taxes and withdrawal charge and adjusted by any applicable Market Value
                              Adjustment. The Market Value Adjustment formula will be applied to the applicable portion of the total value withdrawn. We must receive a written request that indicates the amount of the withdrawal from the Fixed Account and each Subaccount and Guarantee Period. You must return the Certificate to Us if You elect a total withdrawal.

                              Withdrawals are subject to these conditions:

                              The Certificate Value less any debt and any applicable withdrawal charges remaining after a withdrawal must be at least $5,000.

                              Withdrawals from the Subaccounts will reduce the amounts in each Subaccount on a proportional basis, unless You tell Us otherwise.

                              Each withdrawal from a Guarantee Period must be at least $5,000 or the value that remains in the Guarantee Period, if smaller;

                              The maximum You may withdraw from any account is the value of the respective account less the amount of any withdrawal charge and Market Value Adjustment.

                              Any withdrawal amount You request will be increased by any applicable withdrawal charge.

                              A withdrawal from the Fixed Account is limited to an amount equal to the Fixed Account Certificate Value.

                              We reserve the right to restrict partial withdrawals from the Fixed Account in the first Certificate Year.

                              You will ratably forfeit any Purchase Payment bonus and related positive accumulation on any withdrawal in the first Certificate Year.

Withdrawal Charges            All Purchase Payments in a given Certificate Year
                              and all related accumulations are totaled by account and each total is used separately in computing the withdrawal charge as stated in the Withdrawal Charge Table shown on the Certificate
                              Schedule.

                              All amounts to be withdrawn and any applicable withdrawal charges will be charged first against Purchase Payments and all related accumulations in the chronological order We received such Purchase Payments by Certificate Year.

                              Any amount withdrawn which is not subject to a withdrawal charge will be considered a "partial free withdrawal."

                              In the event of a partial withdrawal, a "partial free withdrawal" is applied against Purchase Payments and all related accumulations in the chronological order We received such Purchase Payments by Certificate Year even though the Purchase Payments and related accumulations are no longer subject to a withdrawal charge.

Transfer and Withdrawal       We will withdraw or transfer from the Fixed
Procedures                    Account or Guarantee Periods as of the Valuation
                              Date that follows the date We receive Your written or telephone transfer request. Amounts to be withdrawn or transferred from the Fixed Account or Guarantee Periods will be done on a first in - first out basis. To process a withdrawal, the request must contain all required information.

                              We will redeem the necessary number of
                              Accumulation Units to achieve the dollar amount when the withdrawal or transfer is made from a Subaccount. We will reduce the number of Accumulation Units credited in each Subaccount by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units is determined on the basis of the Accumulation Unit Value at the end of the Valuation Period when We receive the request, provided the request contains all required information. We will pay the amount within seven calendar days after the date We receive the request, except as provided below.

Deferment of Withdrawal or    If the withdrawal or transfer is to be made from a
Transfer                      Subaccount, We may suspend the right of withdrawal
                              or transfer or delay payment more than seven calendar days: 1. during any period when the New
                              York Stock Exchange is closed other than customary weekend and holiday closings; 2. when trading markets normally utilized are restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the Accumulation
                              Unit Value is not practical; or 3. for such other periods as the Securities and Exchange Commission by order may permit for protection of Certificate
                              Owners.

                              We may defer the payment of a withdrawal or transfer from the Fixed Account or Guarantee Periods, for the period permitted by law. This can never be more than six months after the You send Us a written request. During the period of deferral, We will continue to credit interest, at the then current interest rate(s), to the Fixed Account Certificate Value and/or each Guarantee Period Value.

DEATH BENEFIT PROVISIONS

Amount Payable Upon Death     We compute the death benefit at the end of the
                              Valuation Period following Our receipt of due proof of death and the return of this Certificate.

                              If death occurs prior to attaining age 75, We will pay the greater of: a. the Certificate Value; or
                              b. the total amount of Purchase Payments, less the aggregate dollar amount of all previous withdrawals or c. the amount that would have been payable in the event of a full surrender. We will pay the larger of the Certificate Value or the amount that would have been payable in the event of a full surrender if death occurs at age 75 or later.

Payment of Death Benefits     If You or the last surviving Annuitant dies while
                              this Certificate is in effect and before the Annuity Date, We will pay a death benefit. If the Certificate Owner is a non-natural person, the death of an Annuitant will be considered as the death of a Certificate Owner for purposes of this death, benefit provision.

                              If an Annuitant dies after the Annuity Date, the death benefit, if any, will depend on the Annuity Option in effect. If You die after the Annuity Date, income payments will be made at least as rapidly as under the method of distribution being used as of the date of such death.

                              We will pay the death benefit to the beneficiary when We receive due proof of death. We will then have no further obligation under this Certificate.

                              When You die, We will pay the death benefit in a lump sum. The entire interest in this Certificate must be distributed within five years from the date of death unless it is applied under an Annuity Option or the spouse continues this Certificate as described below.

L-8697                                                                   Page 15

L-8697                                                                   Page 16

                              Instead of a lump sum payment the beneficiary may elect to have the death benefit distributed as stated in Option 1 for a period not to exceed the beneficiary's life expectancy; or Options 2, or 3; as described in the Annuity Period Provisions of this Certificate, based upon the life expectancy of the beneficiary as prescribed by federal regulations. The beneficiary must make this choice within sixty days of the time We receive due proof of death and distribution must commence within one year of the date of death.

                              If the beneficiary is not a natural person, the beneficiary must elect that the entire death benefit be distributed within five years of Your death.

                              Distribution of the death benefit must start within one year after Your death. It may start later if prescribed by federal regulations.

                              If the primary beneficiary is the surviving spouse when You die, the surviving spouse may elect to be the successor Certificate Owner of this Certificate, in lieu of receiving a death benefit. In such a case, there will be no requirement to start a distribution of death benefits.

ANNUITY PERIOD PROVISIONS

Election of Annuity Option    We must receive an election of Annuity option in
                              writing. You may make an election before the Annuity Date providing the Annuitant is alive. The
                              Annuitant may make an election on the Annuity Date unless You have restricted the right to make such an election. The beneficiary may make an election when We pay the death benefit.

                              An election will be revoked by 1. a subsequent change of beneficiary; or 2. an assignment of this Certificate unless the assignment provides otherwise.

                              Subject to the terms of the death benefit provision, the beneficiary may elect to have the death benefit remain with Us under one of the Annuity options.

                              If an Annuity option is not elected, an Annuity will be paid under Option 3 for a Guaranteed Period of ten years and for as long thereafter as the payee is alive.

                              If the total Certificate Value is applied under one of the Annuity options, this Certificate must be surrendered to Us.

                              An option cannot be changed after the first
                              Annuity payment is made.

                              If, on the seventh calendar day before the first Annuity payment due date, all the Certificate Value is allocated to the Fixed Account or Guarantee Periods, the Annuity will be paid as a Fixed Annuity. The Fixed Annuity is funded in Our General Account, which consists of Our assets other than those allocated to the Separate Account or any other separate account. If all of the Certificate Value on such date is allocated to the Separate Account, the Annuity will be paid as a Variable Annuity. If the Certificate Value on such date is allocated to both the fixed Account or a Guarantee Period and a Subaccount, then the Annuity will be paid as a combination of a Fixed and a Variable Annuity. A Fixed and Variable Annuity payment will reflect the investment performance of the Subaccounts in accordance with the allocation of the Certificate Value existing on such date. Allocations will not be changed thereafter, except as provided in the . Transfers During the Annuity Period provision of this Certificate.

                              Payments for all options are derived from the applicable tables. Current Annuity rates will be used if they produce greater payments than those quoted in this Certificate. The age in the tables is the age of the payee on the last birthday before the first payment is due. We reserve the right to deduct one year from the age for each 10 calendar years that have elapsed since the year 2000.

                              The option selected must result in a payment that is at least equal to Our minimum payment, according to Our rules, at the time the Annuity option is chosen. If at any time the payments are less than the minimum payment, We have the right to increase the period between payments to quarterly, semi-annual or annual so that the payment is at least equal to the minimum payment or to make payment in one lump sum.

OPTION 1

Specified Period              We will make monthly payments for a fixed number
                              of installments. Payments must be made for at least 5 years, but not more than 30 years.

OPTION 2

Life Annuity                  We will make monthly payments while the payee is
                              alive.

OPTION 3

Life Annuity with             We will make monthly payments for a Guaranteed
Installments Guaranteed       Period and thereafter while the payee is alive.
                              The Guaranteed Period must be selected at the time the Annuity option is chosen. The Guaranteed
                              Periods available are 5, 10, 15 and 20 years.

OPTION 4

Joint and Survivor Annuity    We will pay the full monthly income while both
                              payees are alive. Upon the death of either payee, We will continue to pay the surviving payee a percentage of the original monthly payment. The percentage payable to the surviving payee must be selected at the time the Annuity option is chosen.
                              The percentages available are 50%, 66 2/3%, 75% and 100%.

OTHER OPTIONS                 We may make other Annuity options available.
                              Payments are also available on a quarterly, semi-annual or annual basis.

Fixed Annuity                 The Certificate Value allocated to the Fixed
                              Account or the Guarantee Periods on the first day preceding the date on which the first Annuity payment is due is first reduced by any premium taxes and charges that apply. The value that remains will be used to determine the Fixed
                              Annuity monthly payment in accordance with the Annuity option selected.

L-8697                                                                   Page 17

L-8697                                                                   Page 18

Variable Annuity              The Separate Account Certificate Value, at the end
                              of the Valuation Period preceding the Valuation
                              Period that includes the date on which the first
                              Annuity payment is due, is first reduced by any Records Maintenance Charge, charges for other benefits if any that may be added by a rider to this Certificate and any premium taxes that apply.
                              The value that remains is used to determine the first monthly Annuity payment. The first monthly
                              Annuity payment is based upon the guaranteed
                              Annuity option shown in the Annuity Option Table.
                              You may elect any option available.

                              The dollar amount of subsequent payments may increase or decrease depending on the investment experience of each Subaccount. The number of Annuity Units per payment will remain fixed for each Subaccount unless a transfer is made. If a transfer is made, the number of Annuity Units per payment will change. Some annuity options provide for a reduction in the income level upon the death of an Annuitant, which will reduce the number of Annuity Units.

                              The number of Annuity Units for each Subaccount is calculated by dividing a. by b. where:

                              a. is the amount of the monthly payment that can be attributed to that Subaccount, and

                              b. is the Annuity Unit Value for that Subaccount at the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

                              Monthly Annuity payments, after the first payment, are calculated by summing up, for each Subaccount, the product of a. times b. where:

                              a. is the number of Annuity Units per payment in each Subaccount; and

                              b. is the Annuity Unit Value for that Subaccount at the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

                              After the first payment, We guarantee that the dollar amount of each Annuity payment will not be affected adversely by actual expenses or changes in mortality experience from the expense and mortality assumptions on which We based the first payment.

Annuity Unit Value            The value of an Annuity Unit for each Subaccount,
                              at the end of any subsequent Valuation Period is determined by multiplying the result of a. times
                              b. by c. where:

                              a. is the Annuity Unit Value for the immediately preceding Valuation Period; and

                              b. is the net investment factor for the Valuation Period for which the Annuity Unit Value is being calculated; and

                              c. is the interest factor of .99993235 per calendar day of such subsequent Valuation Period to offset the effect of the assumed rate of 2.50% per year used in the Annuity Option Table. A different interest factor will be used if an assumed rate other than 2.50% is used in the Annuity Option Table.

                              The net investment factor for each Subaccount for any Valuation Period is determined by dividing a. by b. where:

                              a. is the value of an Annuity Unit of the applicable Subaccount as of the end of the current Valuation Period plus or minus the per share charge or credit for taxes reserved.

                              b. is the value of an Annuity Unit of the applicable Subaccount as of the end of the immediately preceding Valuation Period, plus or minus the per share charge or credit for taxes reserved.

Transfers During the          During the Annuity Period, the payee(s) may not
Annuity Period                convert fixed Annuity payments to Variable Annuity
                              payments. However, during the Annuity Period, the payee(s), by sending Us a written notice in a form satisfactory to Us, may convert Variable
                              Annuity payments to Fixed Annuity payments; or have Variable Annuity payments reflect the investment experience of other Subaccounts. A transfer may be made subject to the following:

                              1. Transfers from a Subaccount to the General Account can be effective only on an anniversary of the first Annuity payment date. We must receive notice of such transfer at least thirty days prior to the effective date of the transfer. Unless You specify otherwise, transfers to the General Account from the Separate Account will be proportional among the Subaccounts.

                              2. Transfers from one Subaccount to another
                              Subaccount will be effective during the Valuation Period next succeeding the date the notice is received by Us. However, if the notice for the transfer is received within seven days immediately preceding an Annuity payment date, the transfer will be effective during the Valuation Period next succeeding that Annuity payment date.

                              3. We reserve the right to limit the number of transfers between Subaccounts to no less than one each Certificate Year.

                              4. We reserve the right to limit the number of Subaccounts that may be used at one time to no less than 3.

                              5. Requests for transfers must meet Our current rules and be in a form acceptable to Us.

                              The number of Annuity Units per payment
                              attributable to a Subaccount to which transfer is made is equal to, in the case of a transfer between Subaccounts, the number of Annuity Units per payment in the Subaccount from which transfer is being made multiplied by the Annuity Unit Value for that Subaccount divided by the Annuity Unit Value for the Subaccount to which transfer is being made.

L-8697                                                                   Page 19

L-8697                                                                   Page 20

                              The amount of money allocated to the General
                              Account in the event of a transfer from a Subaccount equals the Annuity reserve for the payee's interest in such Subaccount. The Annuity reserve is the product of a. multiplied by b. multiplied by c. where: a. is the number of Annuity Units representing the payee's interest in such Subaccount per Annuity payment; b. is the Annuity Unit Value for such Subaccount; and c. is the present value of $1.00 per payment period using the attained age(s) of the payee(s) and any remaining guaranteed payment that may be due at the time of the transfer. The fixed monthly payments resulting from the transfer will not be less than the amount purchased using the guarantees under this Certificate. Money allocated to the General Account upon such transfer will be applied under the same Annuity option as originally elected. Any Guaranteed Period payments will be adjusted to reflect the number of guaranteed payments that have already been made. If all guaranteed payments have already been made, no further payments will be guaranteed.

                              All amounts and Annuity Unit Values are determined as of the end of the Valuation Period which precedes the effective date of the transfer.

                              We reserve the right at any time and without notice to any party to terminate, suspend or modify the transfer privileges.

Supplementary Agreement       A supplementary agreement will be issued to
                              reflect payments that will be made under a settlement option. If payment is made as a death benefit distribution, the effective date will be the date of death. Otherwise the effective date will be the date chosen by the Certificate Owner.

Date of First Payment         Interest, under an option, will start to accrue on
                              the effective date of the supplementary agreement.
                              The supplementary agreement will provide details on the payments to be made.

Evidence of Age, Sex          We may require satisfactory evidence of the age,
and Survival                  sex and the continued survival of any person on
                              whose life the income is based.

Misstatement of Age or Sex    If the age or sex of the payee has been misstated,
                              the amount payable under this Certificate will be such as the Purchase Payments sent to Us would have purchased at the correct age or sex. Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments We make under this Certificate.

Basis of Annuity Options      The guaranteed monthly payments are based on an
                              interest rate of 2.50% per year and where mortality is involved, the A2000 Table developed by the Society of Actuaries. We may also make available Variable Annuity payment options based on assumed investment rates other than 2.50% but not greater than 5%.

Disbursement of Funds         When the payee dies, the value of any unpaid
Upon Death of Payee:          installments will be paid in one sum, to the
Under Options 1 or 3          estate of the payee unless otherwise provided in
                              the agreement. The commuted value for fixed installments based upon a minimum interest rate of not less than 2.50% will be paid. The commuted value of any variable installments will be determined by applying the Annuity Unit Value next determined following Our receipt of due proof of death and will be based on the Assumed Investment
                              Return.

Protection of Benefits        Unless otherwise provided in the supplementary
                              agreement, the payee may not commute, anticipate, assign, alienate or otherwise hinder the receipt of any payment.

                             ANNUITY OPTION TABLE
          AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

Option One - Specified Period

 Number               Number               Number              Number
of years   Monthly   of years   Monthly   of years   Monthly  of years   Monthly
selected   Payment   selected   Payment   selected   Payment  selected   Payment
--------------------------------------------------------------------------------
      5     17.69       12        8.01       19        5.48      26        4.33
      6     14.92       13        7.48       20        5.27      27        4.22
      7     12.94       14        7.03       21        5.08      28        4.11
      8     11.46       15        6.64       22        4.90      29        4.02
      9     10.31       16        6.29       23        4.74      30        3.92
     10      9.39       17        5.99       24        4.59
     11      8.64       18        5.72       25        4.46
--------------------------------------------------------------------------------

Options Two and Three - Life Annuity With Installments Guaranteed

Age of   Monthly Payments Guaranteed   Age of        Monthly Payments Guaranteed
 Male                                  Female
Payee                                  Payee

        None     60   120   180   240           None     60    120    180    240

   55   4.17   4.16  4.13  4.06  3.96     55    3.87   3.86   3.84   3.81   3.75
   56   4.27   4.25  4.21  4.14  4.03     56    3.95   3.94   3.92   3.88   3.82
   57   4.36   4.35  4.30  4.22  4.09     57    4.03   4.02   4.00   3.95   3.88
   58   4.46   4.45  4.40  4.30  4.16     58    4.11   4.11   4.08   4.03   3.95
   59   4.57   4.55  4.50  4.39  4.22     59    4.21   4.20   4.17   4.11   4.01
   60   4.69   4.67  4.60  4.48  4.29     60    4.30   4.29   4.26   4.19   4.08
   61   4.81   4.79  4.71  4.57  4.36     61    4.41   4.40   4.35   4.28   4.15
   62   4.94   4.92  4.83  4.66  4.43     62    4.52   4.50   4.46   4.37   4.23
   63   5.09   5.05  4.95  4.76  4.49     63    4.64   4.62   4.56   4.46   4.30
   64   5.24   5.20  5.08  4.86  4.56     64    4.76   4.74   4.68   4.56   4.37
   65   5.40   5.35  5.21  4.96  4.62     65    4.90   4.87   4.80   4.66   4.45
   66   5.57   5.52  5.35  5.06  4.69     66    5.04   5.01   4.93   4.77   4.52
   67   5.75   5.69  5.49  5.17  4.75     67    5.19   5.16   5.06   4.87   4.59
   68   5.95   5.87  5.64  5.27  4.81     68    5.36   5.32   5.20   4.98   4.66
   69   6.15   6.07  5.80  5.37  4.86     69    5.53   5.49   5.35   5.10   4.73
   70   6.38   6.27  5.96  5.48  4.91     70    5.72   5.68   5.51   5.21   4.80
   71   6.61   6.49  6.12  5.58  4.96     71    5.93   5.87   5.67   5.33   4.86
   72   6.86   6.72  6.29  5.68  5.00     72    6.15   6.08   5.85   5.44   4.92
   73   7.13   6.96  6.47  5.77  5.04     73    6.39   6.31   6.03   5.56   4.97
   74   7.42   7.21  6.64  5.86  5.08     74    6.65   6.55   6.21   5.67   5.02
   75   7.72   7.48  6.82  5.95  5.11     75    6.93   6.81   6.41   5.78   5.06
   76   8.05   7.76  7.00  6.03  5.14     76    7.24   7.08   6.60   5.88   5.10
   77   8.40   8.06  7.18  6.11  5.17     77    7.57   7.38   6.80   5.98   5.13
   78   8.77   8.37  7.35  6.18  5.19     78    7.92   7.69   7.01   6.07   5.16
   79   9.18   8.69  7.53  6.25  5.20     79    8.31   8.02   7.21   6.15   5.18
   80   9.60   9.03  7.70  6.31  5.22     80    8.72   8.37   7.41   6.23   5.20
   81  10.06   9.38  7.86  6.36  5.23     81    9.17   8.74   7.61   6.30   5.22
   82  10.55   9.74  8.02  6.41  5.24     82    9.66   9.13   7.80   6.35   5.23
   83  11.07  10.12  8.17  6.45  5.25     83   10.20   9.54   7.98   6.41   5.24
   84  11.63  10.50  8.32  6.49  5.26     84   10.77   9.96   8.15   6.45   5.25
   85  12.22  10.89  8.45  6.52  5.26     85   11.39  10.40   8.31   6.49   5.26
--------------------------------------------------------------------------------

Option Four - Joint and 100% Survivor Annuity

Age of                          Age of Female Payee
 Male
Payee       55       60       65       70        75       80      85
   55      3.49     3.66     3.81     3.93      4.02     4.08    4.12
   60      3.61     3.83     4.05     4.24      4.40     4.52    4.59
   65      3.69     3.97     4.28     4.57      4.84     5.05    5.20
   70      3.76     4.09     4.47     4.89      5.31     5.67    5.85
   75      3.80     4.17     4.63     5.16      5.75     6.34    6.83
   80      3.83     4.23     4.73     5.37      6.14     6.99    7.80
   85      3.84     4.26     4.80     5.51      6.44     7.55    6.75

Rates for ages not shown here will be provided upon request.

L-8697                                                                   Page 21

GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY CERTIFICATE

NON-PARTICIPATING

ALL PAYMENTS AND VALUES PROVIDED BY THIS CERTIFICATE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. WITHDRAWALS AND TRANSFERS FROM THE GUARANTEED PERIOD VALUE BEFORE THE END OF THE GUARANTEED PERIOD ARE SUBJECT TO A MARKET VALUE ADJUSTMENT.

This is a legal Certificate between the Certificate Owner and Kemper Investors Life Insurance Company.

READ YOUR CERTIFICATE CAREFULLY

Kemper Investors Life Insurance Company
A Stock Life Insurance Company
1 Kemper Drive, Long Grove, Illinois 60049-0001

Policy Form No. L-8697